EXHIBIT 3.1
                                     EX- 3.1

                           Florida Department of State
                                Katherine Harris
                               Secretary of State

February 17, 1999

RICHARD P. GREENE, P.A.
2455 E. SUNRISE BLVD., STE. 905
FT. LAUDERDALE, FL 33304

Re: Document Number P96000030104

The Articles of Amendment to the Articles of Incorporation of FIRST FLORIDA COMMUNICATIONS, INC., a Florida corporation, were file on December 21, 1998.

Should you have any questions regarding this matter, please telephone (850) 437-6050, the Amendment Filing Section.

Thelma Lewis
Corporate Specialist Supervisor
Division of Corporations

Letter Number: l99A00000916

Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       FIRST FLORIDA COMMUNICATIONS, INC.

          The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Department of State on the 1st day of April, 1996 and assigned Document Number P960000301104, are hereby amended pursuant to a written consent in lieu of meeting executed and approved by all of the Corporation's Directors on the 14 day of DECEMBER, 1998, as follows:

                                     ITEM 1

        1. ARTICLE IV - CAPITAL STOCK is hereby amended to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

                This Corporation is authorized to issue 20,000,000 shares of $.0001 par value common stock.

          This Articles of Amendment to the Articles of Incorporation was adopted by the Directors on the 14 day of DECEMBER , 1998. Shareholder approval was not required.

           IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 14 day of DECEMBER , 1998.

                                                     By: /S/ PAUL RICHARD BELL

                                                     ---------------------------
                                                     Paul Richard Bell, Director

                           Florida Department of State
                                Sandra B. Mortham
                               Secretary of State

May 21, 1998

CAPITOL CONNECTION, INC.

TALLAHASSEE, FL

SUBJECT: FIRST FLORIDA COMMUNICATIONS, INC.
Ref. Number: P96000030104

We have received your document for FIRST FLORIDA COMMUNICATIONS, INC., and check(s) totaling $87.50. However, the enclosed document has not been filed and is being returned to you for the following reason(s):

The document must have original signatures.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call
(850) 487-6903.

Cheryl Coulliette
Document Specialist

                                                     Letter Number: 298A00028617

                                                               RECEIVED
                                                           98 MAY 22 AM 10:51
                                                        DIVISION OF CORPORATIONS

                                                              "Corrected"

      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       FIRST FLORIDA COMMUNICATIONS, INC.

1. ARTICLE FIFTH of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

FIFTH:

               This Corporation is authorized to issue SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) shares of Common Stock, having a par value of $.001 per share, which shall be designated "common Stock".

               All issued and outstanding shares of Common Stock of the Corporation held by each holder of record on May 4, 1998, shall be automatically combined at a rate of one for twenty (1:20). This reverse stock split shall not affect the par value of the Common Stock or the authorized number of shares of Common Stock. No fractional share or scrip representing a fractional share shall be issued upon the Reverse Stock Split. Fractional shares of .5 of Common Stock, will be rounded up to the next highest share, and fractional interest of less than .5 of Common Stock will be reduced down to the next nearest share. Any stockholder whose aggregate stockholding is reduced to a fraction of one (1) share will receive one (1) share of New Common Stock.

2. The foregoing amendment was adopted on May 4, 1998 by the majority of the Shareholders of the Corporation. The number of votes cast for the amendment was sufficient for approval on May 4, 1998.

           IN WITNESS WHEREOF, the undersigned President has executed these Articles of Amendment of the 20 day of May, 1998.

                                               /S/ PAUL R. BELL

                                               ---------------------------------
                                               Paul Richard Bell, Jr., President

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

April 5, 1996

RICHARD P. GREENE
2455 E. SUNRISE BLVD., STE. 905
FT. LAUDERDALE, FL 33304

The Articles of Incorporation for FIRST FLORIDA COMMUNICATIONS, INC. Were filed on April 1, 1996 and assigned document number P96000030104. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS, FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION,

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY l AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4,

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Sandy Ng, Document Specialist
New Filings Section

                                                     Letter Number: 996A00015767

      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                            ARTICLES OF INCORPORATION
                                       OF
                       FIRST FLORIDA COMMUNICATIONS, INC.

           THE UNDERSIGNED, for the purpose of forming a corporation for profit pursuant to Chapter 607, Florida Statutes, does hereby adopt the following Articles of Incorporation:

                                   WITNESSETH:

                                   ARTICLES I
                                NAME AND ADDRESS

           The name and address of the principal office and/or mailing address of the Corporation is as follows:

                       FIRST FLORIDA COMMUNICATIONS, INC.
                           5625 SOUTH UNIVERSITY DRIVE
                              DAVIE, FLORIDA 33328

                                   ARTICLE II
                                    DURATION

           This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State of Florida.

                                   ARTICLE III
                                    PURPOSES

           This Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLES IV
                                  CAPITAL STOCK

           This Corporation is authorized to issue 7,500,000 shares of $.0001 par value common stock.

Prepared by:
Richard P. Greene, P.A.
Richard P. Greene, Esquire
2455 East Sunrise Boulevard, Suite 905
Fort Lauderdale, Florida 33304
(954) 564-6616
Florida Bar Number: 504373

                                    ARTICLE V
                        QUORUM FOR STOCKHOLDERS MEETINGS

           Unless otherwise provided for in the Corporation's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of shareholders.

                                   ARTICLE VI
                 INITIAL REGISTERED OFFICE AND REGISTERED AGENT

           The street address of the initial registered office of this Corporation is 2455 East Sunrise Boulevard, Suite 305, Fort Lauderdale, Florida 33304 and the name of the initial registered agent of this Corporation at such address is Richard P. Greene, P.A.

                                  ARTICLES VII
                           INITIAL BOARD OF DIRECTORS

           This Corporation shall have one director initially. The number of directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one. The name and address of the initial Director of the Corporation is as follows:

                             Paul Richard Bell, Jr.
                           5625 South University Drive
                              Davie, Florida 33323

                                  ARTICLE VIII
                                  INCORPORATORS

           The name and address of the Corporation's incorporator is:

                                Richard P. Greene
                     2455 East Sunrise Boulevard, Suite 905
                         Fort Lauderdale, Florida 33304

                                   ARTICLE IX
                                 INDEMNIFICATION

           The Corporation shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Florida law existing now or hereinafter enacted.

                                    ARTICLE X
                         LIMITATION ON SHAREHOLDER SUITS

           Shareholders shall not have a cause of action against the Company's officers, directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity because, in the specific case, deprivation of a right of action would be impermissible in conflict with the public policy of the State of Florida. The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the Courts of the State of Florida are hereby granted the specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.

           IN WITNESS WHEREOF, we have subscribed our names this _ day of March, 1996.

                                          /S/ RICHARD P. GREENE

                                          ---------------------------------
                                          Richard P. Greene, Incorporator
                                          2455 East Sunrise Boulevard, Suite 905
                                          Ft. Lauderdale, Florida 33304

           I hereby am familiar with and accept the duties and responsibilities as registered agent for said corporation.

RICHARD P. GREENE, P.A.

By: /S/ RICHARD P. GREENE

----------------------------------
Richard P. Greene, Esq., President